Report of Independent Auditors

The Board of Directors
U.S. Convergion, Inc.
Atlanta, Georgia

We have audited the accompanying balance sheets of U.S. Convergion, Inc. as of December 31, 2002 and 2001, and the related statements of operations, changes in shareholders’ deficit, and cash flows from the period of inception (November 30, 2001) to December 31, 2001, and for the year ended December 31, 2002. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of U.S. Convergion, Inc. as of December 31, 2002 and 2001, and the results of its operations and its cash flows from the period of inception (November 30, 2001) to December 31, 2001 and for the year then ended December 31, 2002 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1, the Company’s liquidity has been adversely impacted by recurring operating losses. This condition raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding this matter are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As discussed in Note 1, during 2002 the Company adopted the provisions of Statement of Financial Accounting Standards (SFAS) No. 142, Goodwill and Other Intangible Assets, and SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets.

/s/ Cherry, Bekaert & Holland, L.L.P.

Atlanta, Georgia
May 28, 2003

U.S. Convergion, Inc.

Balance Sheets
December 31, 2002 and 2001

Assets

	2002	2001

Current assets
Cash	$261,272	$189,968
Accounts receivable:
Trade (net of allowance of $73,000 and $22,000, for 2002 and 2001, respectively)	1,204,208	676,174
Other receivables	21,832	—
Prepaid expenses	35,251	—
Costs in excess of billings on uncompleted contracts	181,414	138,342

Total current assets	1,703,977	1,004,485

Property and equipment
Property and equipment	520,091	—
Less: Accumulated depreciation	(99,817)	—

Net property and equipment	420,274	—

Other assets
Restricted cash	33,404	—
Deposits	297,013	8,000

Total other assets	330,417	8,000

Total assets	$2,454,668	$1,012,485

See notes to financial statements.

Liabilities and Shareholders’ Deficit

	2002	2001

Current liabilities
Accounts payable	$2,889,375	$470,894
Accrued expenses and liabilities	998,985	129,660
Line of credit	140,140	—
Current portion — notes payable	635,750	—
Current portion — capital lease	45,595	—
Advance from shareholder	59,000	—
Billings in excess of estimated costs on uncompleted contracts	123,474	126,365

Total current liabilities	4,892,319	726,919

Long term liabilities
Capital lease	143,913	—

Total long term liabilities	143,913	—

Total liabilities	5,036,232	726,919

Shareholders’ deficit
Common stock, par value $0.01 per share; 1,000,000 shares authorized; 48,146 shares issued and outstanding in 2002 and 2001	481	481
Additional paid-in capital	289,519	399,519
Accumulated deficit	(2,871,564)	(114,434)

Total shareholders’ deficit	(2,581,564)	285,566

Total liabilities and shareholders’ deficit	$2,454,668	$1,012,485

U.S. Convergion, Inc.

Statements of Operations
From the Period of Inception (November 30, 2001) to December 31, 2001
and For the Year Ended December 31, 2002

	2002	2001

Net sales	$16,692,085	$451,781
Cost of sales	14,082,043	419,594

Gross profit	2,610,042	32,187
Selling, general and administrative	4,552,083	146,621
Goodwill impairment	772,927	—

Loss from operations	(2,714,968)	(114,434)
Other income (expenses)
Interest income	3,738	—
Other income	80,416	—
Interest expense	(125,442)	—
Other expense	(874)	—

Total other expenses	(42,162)	—

Net loss	$(2,757,130)	$(114,434)

See notes to financial statements.

U.S. Convergion, Inc.

Statements of Changes in Shareholders’ Deficit
From the Period of Inception (November 30, 2001) to December 31, 2001
and For the Year Ended December 31, 2002

		Additional
	Common	Paid-in	Accumulated
	Stock	Capital	Deficit	Total

Inception, November 30, 2001	$—	$—	$—	$—
Issuance of common stock	481	399,519	—	400,000
Net loss	—	—	(114,434)	(114,434)

Balance, December 31, 2001	481	399,519	(114,434)	285,566
Distributions	—	(110,000)	—	(110,000)
Net loss	—	—	(2,757,130)	(2,757,130)

Balance, December 31, 2002	$481	$289,519	$(2,871,564)	$(2,581,564)

See notes to financial statements.

U.S. Convergion, Inc.

Statements of Cash Flows
From the Period of Inception (November 30, 2001) to December 31, 2001
and For the Year Ended December 31, 2002

	2002	2001

Cash flows provided by (used for) operating activities
Net loss	$(2,757,130)	$(114,434)
Adjustments to reconcile net loss to net cash provided by (used for) operating activities:
Bad debt expense	52,785	22,000
Goodwill impairment	772,927	—
Depreciation expense	99,817	—
Changes in operating assets and liabilities:
Increase in receivables	(602,651)	(698,174)
Increase in prepaid expenses	(35,251)	—
Increase in costs in excess	(43,072)	(138,342)
Increase in other assets	(289,013)	(8,000)
Increase in accounts payable	2,418,481	470,894
Increase in accrued expenses	869,325	129,660
(Decrease) increase in billings in excess	(2,891)	126,364

Net cash provided by (used for) operating activities	483,327	(210,032)
Cash flows used for investing activities
Purchase of equipment	(172,866)	—

Net cash used for investing activities	(172,866)	—

See notes to financial statements.

Cash flows provided by (used for) financing activities
Member’s capital contribution	—	400,000
Member’s distribution	(110,000)	—
Advance from shareholder	59,000	—
Net borrowings on revolving line of credit	140,140	—
Repayments of long-term debt	(275,376)	—
Repayments of capital lease obligations	(19,517)	—

Net cash provided by (used for) financing investing activities	(205,753)	400,000
Net increase in cash and cash equivalents	104,708	189,968
Cash and cash equivalents at beginning of year	189,968	—

Total cash and cash equivalents at end of year	$294,676	$189,968

Cash and cash equivalents at end of year — unrestricted	$261,272	$189,968
Cash and cash equivalents at end of year — restricted	33,404	—

	$294,676	$189,968

Supplemental cash flow information:
Cash paid for interest	$125,442	$—

Cash paid for income taxes	$—	$—

Noncash financing activities:
Assumption of debt in acquisitions	$1,226,000	$—

U.S. Convergion, Inc.

Notes to Financial Statements
December 31, 2002

Note 1 – Nature of operations and summary of significant accounting policies

Nature of operations

On November 30, 2001, U.S. Convergion, LLC was formed. On March 29, 2002, the Company was converted from a limited liability company to an incorporated entity. At that time the name of the Company was formally changed to U.S. Convergion, Inc. (“the Company”). The accompanying financial statements reflect the initial capitalization of the Company if the incorporation had occurred at the Company’s date of inception.

The Company provides technology-based interaction integration solutions to primarily middle-market organizations throughout the United States. The Company is primarily a reseller of telecommunications equipment and provides telecommunications implementation services for telephony interface applications, unified messaging applications, and wireless applications.

At December 31, 2002 the Company had a shareholders’ deficit of approximately $2.6 million, and incurred a loss for the year ended December 31, 2002 of approximately $2.8 million. In addition, at December 31, 2002 the Company’s current liabilities exceeded current assets. These matters will affect the ability of the entity to continue as a going-concern. The financial statements do not contain any adjustments of carrying amounts of assets or liabilities that may be necessary should the Company be unable to continue operations. Management of the Company is evaluating these matters, developing plans to enhance the revenue generating opportunities of the Company, and considering opportunities with strategic partners and potential merger candidates. The ability of the Company to continue as a going-concern is significantly dependent upon the results of management’s evaluation and plans. See Note 4 regarding debt covenants and Note 13 regarding the acquisition of the Company subsequent to December 31, 2002.

Summary of significant accounting policies

Cash equivalents — The Company considers all highly liquid investments purchased with a remaining maturity of three months or less to be cash equivalents.

Accounts receivable — Accounts receivable consist of trade accounts receivable and are stated at cost less an allowance for doubtful accounts. Credit is extended to customers after an evaluation of the customer’s financial condition, and generally collateral is not required. Management’s determination of the allowance for doubtful accounts is based on an evaluation of the accounts receivable, past experience, current economic conditions, and other risks inherent in the accounts receivable portfolio.

Property and equipment — Property and equipment are stated at cost. Depreciation is provided primarily using the straight-line method over the estimated useful lives of the related assets. Estimated useful lives of the assets range generally from 3 to 15 years. Long-lived assets held and used by the Company are reviewed for impairment whenever changes in circumstances indicate the carrying value of an asset may not be recoverable.

Revenue and cost recognition – Revenues from equipment and implementation contracts are recognized on the percentage-of-completion method, measured by the percentage of cost incurred to date to the estimated total cost for each contract. This method is used because management considers total job cost to be the best available measure of progress on these contracts.

U.S. Convergion, Inc.

Notes to Financial Statements
December 31, 2002

Note 1 – Nature of operations and summary of significant accounting policies (continued)

Summary of significant accounting policies (continued)

Revenue and cost recognition (continued) — Contract costs include all direct equipment, material, and labor costs and those indirect costs related to contract performance, such as indirect labor. Selling, general and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in contract performance, contract conditions, and estimated profitability, that may result in revisions to costs and income are recognized in the period in which the revisions are determined.

Revenues from contracts in which the Company provides only consulting services are recognized as the services are performed.

The asset, “cost and estimated earnings in excess of billings on uncompleted contracts,” represents revenues recognized in excess of amounts billed. The liability, “billings in excess of cost and estimated earnings on uncompleted contracts,” represents billings in excess of revenues recognized.

Income taxes — Deferred income tax assets and liabilities reflect the net tax effects of temporary differences between the financial statement and tax bases of assets and liabilities, using enacted tax rates presently in effect for the year in which the differences are expected to reverse. The Company evaluates the realizability of net deferred tax assets and, when determined, provides a valuation allowance to reduce the asset to an amount that is more likely than not to be realized.

Advertising costs — Advertising costs are expensed as incurred. These costs totaled $159,931 in 2002 and $350 in 2001.

Concentrations of credit risk — Financial instruments that potentially expose the Company to concentrations of credit risk consist primarily of cash and cash equivalents and accounts receivable. Total accounts receivable due from the Company’s two largest customers amounted to 40% and 9% of the total accounts receivable balance in 2002 and 2001, respectively.

At times, cash balances at financial institutions are in excess of FDIC insurance coverage. The cash balances are maintained at financial institutions with high credit — quality ratings and the Company believes no significant risk of loss exists with respect to those balances.

Use of Estimates — The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of any contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

U.S. Convergion, Inc.

Notes to Financial Statements
December 31, 2002

Note 1 – Nature of operations and summary of significant accounting policies (continued)

Summary of significant accounting policies (continued)

Goodwill and other intangible assets — The Company adopted Statement of Financial Accounting Standards (SFAS) No. 142, Goodwill and Other Intangible Assets and SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, effective January 1, 2002. Under SFAS No. 142, goodwill and intangible assets that have indefinite useful lives are not amortized but rather are tested at least annually for impairment. Intangible assets that have finite useful lives are amortized over their estimated useful lives. Intangible assets with finite useful lives are reviewed for impairment in accordance with SFAS No. 144. SFAS No. 144 requires the Company to evaluate the recoverability of long-lived assets whenever events or changes in circumstances indicate that its carrying amount may not be recoverable. The adoption of the provisions of SFAS No. 142 and 144 did not have a significant impact on the Company’s financial position or results of operations.

Stock based compensation – The Company accounts for stock-based compensation utilizing the intrinsic value method in accordance with the Account Principles Board Opinion No. 25, Accounting for Stock Issued to Employees. The Company has determined that the outstanding stock options at December 31, 2002 have no material compensation value for pro forma disclosure presentation in accordance with SFAS No. 123, Accounting for Stock Based Compensation. See Note 12 for additional information regarding the Company’s stock based compensation.

Note 2 – Acquisitions

On December 7, 2001, the Company purchased certain assets of and assumed certain liabilities of IKON Office Solutions Technology Services, LLC (IKON). Prior to this acquisition the Company had no operations. The purchase price of the IKON acquisition was $200,000. The Company acquired the certain assets and liabilities to establish a business operation in the telecommunications services business. The acquisition was valued at the estimated fair value of the acquired assets and liabilities and did not result in the recognition of goodwill. As the Company had no operations prior to the acquisition, the statements of operations for the period from inception to December 31, 2001, and for the year ended December 31, 2002, include the operations from the IKON acquisition. Following is a condensed balance sheet of the certain acquired assets and liabilities at the date of acquisition:

Net receivables	$306,000
Other assets	96,000
Accounts payable and other liabilities	(202,000)

Net assets acquired	$200,000

U.S. Convergion, Inc.

Notes to Financial Statements
December 31, 2002

Note 2 – Acquisitions (continued)

On May 10, 2002, the Company acquired certain assets and assumed certain liabilities of UITSG, LLC. The primary reason for the acquisition was to continue to develop the Company’s resources in the telecommunication services business, in which UITSG was involved. The purchase price of the acquisition was $100,000, and the assumption of certain additional debt obligations of UITSG, for a total acquisition price of $1,226,000. The Company recognized approximately $773,000 of goodwill in recording the acquisition. The Company believed that the acquisition, which included the retention of a key executive and sales personnel, would greatly enhance the Company’s market position in the telecommunications services industry, resulting in goodwill. The operations from the acquired assets and liabilities are presented in the accompanying 2002 statement of operations for the period from the date of acquisition to December 31, 2002. Following is a condensed balance sheet of the certain acquired assets and liabilities at the date of acquisition:

Fixed assets	$333,000
Other assets	120,000
Notes payable	(740,000)
Accounts payable	(386,000)
Goodwill	773,000

Net assets acquired	$(100,000)

The goodwill is deductible for tax purposes to the point at which the Company generates sufficient taxable income to utilize the deduction.

At December 31, 2002, the Company performed an impairment evaluation of goodwill utilizing a present value analysis and determined that goodwill was fully impaired. The facts and circumstance leading to the impairment were based on operational results of the telecommunication services of the Company not reaching levels expected from the acquisition.

Note 3 – Property and equipment

A summary of property and equipment follows:

	2002	2001

Equipment	$464,818	—
Furniture and fixtures	50,646	—
Leasehold improvements	4,627	—

	520,091	—
Less accumulated depreciation	(99,817)	—

	$420,274	—

Depreciation expense was $99,817 and $-0- in 2002 and 2001, respectively.

U.S. Convergion, Inc.

Notes to Financial Statements
December 31, 2002

Note 4 – Line of credit

At December 31, 2002, the Company had a line of credit primarily collateralized by the Company’s gross eligible accounts receivable, net of potential offsets. The line is also collateralized by all of the Company’s assets, including intellectual property. The Company may borrow up to the lesser of $2.5 million or 80% of the Company’s gross eligible accounts receivables. The line of credit carries an interest rate equal to prime +4.5%, (8.75% at December 31, 2002), and a collateral handling fee of .75% per month of the average gross daily purchased account balance. The outstanding borrowings on the line of credit as of December 31, 2002 and 2001 were $140,140 and $-0-, respectively. The agreement expires in July 2003. The agreement provides for the Company to maintain certain financial covenants. As of December 31, 2002, the Company is not in compliance with these loan covenants. The agreement provides for certain remedies available to the lender should the events of noncompliance constitute an event of default. Should the Company be required to obtain alternate financing, the Company may not be able to obtain financing on terms and conditions that can be met by the Company.

Note 5 – Restricted cash

Certain cash balances are held in a reserve cash account on behalf of the Company by the financial institution on the line of credit (See Note 4). The reserve is used to pay monthly fees and interest on the line of credit as well as pay down on the line of credit for receivables that become more than 90 days old. The Company is not allowed to access the cash in this reserve account except for the purposes stated above. The cash reserve account balance at December 31, 2002 and 2001 was $33,404 and $-0-, respectively.

Note 6 – Long -term debt

A summary of the Company’s long-term debt obligations follows:

	2002	2001

Term note, collateralized by equipment, payable in weekly installments of $17,500, bearing interest at 17.95% annually, the loan matures April 2003	$354,750	$—
Unsecured note payable to shareholder, bearing interest at 5% annually, payable on demand	281,000	—

Total debt	635,750	—
Less current portion	(635,750)	—

Long-term portion	$—	$—

U.S. Convergion, Inc.

Notes to Financial Statements
December 31, 2002

Note 6 – Long-term debt (continued)

Future maturities of long-term debt are:

2003	$635,750
2004	—
2005	—
2006	—
2007	—
Thereafter	—

$635,750

Note 7 – Capital lease obligations

The Company leases equipment financed by a capital lease. The present value of the future capital lease obligations is as follows:

2003	$58,140
2004	58,140
2005	58,140
2006	53,295
2007	—
Thereafter	—

227,715
Less: amount representing interest	38,207

Net capital lease obligations	$189,508

At December 31, 2002, the current portion of the capital lease obligations was $45,595, and the net book value of the equipment under capital leases amounted to $43,610.

Note 8 – Contracts in progress

Information with respect to contracts in process at December 31, 2002 and 2001 follows:

	2002	2001

Cost incurred on uncompleted contracts	$1,646,896	$254,686
Estimated earnings	664,619	76,163

	2,311,515	330,849
Less: billings to date	2,253,575	318,872

Total	$57,940	$11,977

U.S. Convergion, Inc.

Notes to Financial Statements
December 31, 2002

Note 8 — Contracts in progress (continued)

Included in the accompanying balance sheet under the following captions:

	2002	2001

Costs and estimated earnings in excess of billings on uncompleted contracts	$181,414	$138,342
Billings in excess of cost and estimated earnings on uncompleted contracts	123,474	126,365

Total	$57,940	$11,977

Note 9 – Income taxes

From the period of inception (November 30, 2001) through March 28, 2002, the Company was a limited liability company. The taxable income or loss of a limited liability company is taxed directly to the individual members. On March 29, 2002, the Company converted from a limited liability company to a corporation. Had the Company been an incorporated entity from inception there would have been no income tax expense or benefit recognized for the period prior to conversion, due to the loss incurred during the period.

At December 31, 2002, the Company had no current tax expense, as the Company had a loss, and had a deferred tax benefit of $464,810. The benefit was reduced to zero through an increase to the valuation allowance of $464,810.

The tax effects of temporary differences that give rise to significant portions of deferred tax assets and liabilities are:

2002

Deferred tax assets:
Net operating loss carryforward	$318,693
Allowance for doubtful accounts	15,082
Amortization of Goodwill	152,465

Total deferred tax assets	486,240

Deferred tax liabilities:
Depreciation	14,245
Uncompleted contracts	7,185

Total deferred tax liabilities	21,430

Less: valuation allowance	(464,810)

Net deferred taxes	$—

U.S. Convergion, Inc.

Notes to Financial Statements
December 31, 2002

Note 9 – Income taxes (continued)

The Company has evaluated the net deferred tax asset and determined it is more likely than not that the asset will not be realized by the Company. Accordingly, the Company has provided for a full valuation allowance on the asset.

Note 10 – Employee benefit plan

The Company provides supplemental benefits to substantially all employees through a contributory 401(k) savings plan. The Company’s contribution for 2002 and 2001 was approximately $15,000 and $0, respectively.

Note 11 – Commitments and contingencies

Operating Leases

The Company leases the land and building for its headquarters, vehicles, and certain office equipment under operating leases.

Future minimum lease payments are:

2003	$435,552
2004	406,022
2005	156,082
2006	121,218
2007	19,428
Thereafter	—

Totals	$1,138,302

Total rent expense was $261,268 and $8,121 for 2002 and 2001, respectively.

Other commitments

The Company is subject to legal proceedings and claims, which arise in the ordinary course of business. In the opinion of management, the disposition of these claims with not have a material adverse impact on financial position or results of operations.

Note 12 – Related party transactions

During 2002, a shareholder of the Company made a short-term advance to the Company in the amount of $59,000 to fund the purchase of a performance bond for a governmental project. During 2002, the same shareholder of the Company loaned the Company $281,000 to fund short-term operations (See Note 6).

Note 13 – Stock options

The Company has a stock option plan for eligible directors, officers, and key employees of the Company. Options are granted to purchase common shares at prices not less than the fair market value of the stock at the grant date. The Board of Directors of the Company establishes to whom options may be granted and determines exercise prices, vesting requirements, and the number of shares covered by each option.

U.S. Convergion, Inc.

Notes to Financial Statements
December 31, 2002

Note 13 – Stock options (continued)

As permitted by SFAS No. 123, the Company has elected to account for the plan in accordance with the provisions of APB Opinion No. 25.

The following is a summary of stock option activity and related information for the years ended December 31, 2002, and 2001.

	2002

		Weighted Average
	Options	Exercise Price

Outstanding — Beginning of period	$—	$—
Granted	5,600	2.00
Exercised	—	—
Forfeited	—	—

Outstanding — End of Period	5,600	$2.00

Exercisable — End of period	5,600	$2.00

Weighted average fair value of options granted		$—

Exercise prices for options outstanding as of December 31, 2002 were $2.00 per share. The weighted average remaining contractual life of those options is approximately 9 years at December 31, 2002.

Note 14 – Subsequent events

On March 21, 2003, the Company authorized 1,000,000 shares of Series A convertible redeemable preferred stock and subsequently issued 106,293 shares of the stock. On April 3, 2003, the Company’s common and preferred stock was acquired by Market Central, Inc. in exchange for 374,630 shares of the common stock of Market Central, Inc.